UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2017

Commission File Number 000-55666

Gushen, Inc.

(Exact name of registrant issuer as specified in its charter)

Nevada	47-3413138
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

The Troika, Lot 202 Level 2, Tower B, 19 Persiaran KLCC,

The Troika, 50450, Kuala Lumpur, Malaysia

(Address of principal executive offices, including zip code)

Registrant’s phone number, including area code (852) 2658-5238

Room 1701-1703, 17/F, The Metropolis Tower,

10 Metropolis Drive, Hung Hom, Kowloon, Hong Kong

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No.1 to Form 8-K amends Item 2.01 of the Current Report on Form 8-K filed on May 1, 2017 (the “Original Form 8-K”) solely to correct the name of the seller from Gushen Holding Limited to Gushen Credit Limited.

This Amendment No. 1 to the Original Form 8-K also includes the correct version of the Agreement (as defined below) filed as Exhibit 2.1 hereunder. Except as stated in this Explanatory Note, no other information contained in the Original Form 8-K has been changed.

Item 2.01 Completion of Acquisition or Disposition of Assets

On April 27, 2017, the Company, through its subsidiary Gushen Credit Limited (“GCL”), and Greenpro Resources Limited (“Greenpro”), a company incorporated in British Virgin Islands, entered into an Asset Purchase Agreement (the “Agreement”), pursuant to which GCL sold the assets. As consideration thereof, Greenpro agreed to pay for the purchase price of $105,000. The purchase price was determined based upon fair value of the Purchased Assets, as defined in the Agreement filed as Exhibit 2.1, including Deposit in connection to Tenancy agreement, Electricity Bills, Water Bills and Telephone Bills, but excluding all cash and cash equivalent of GCL. The asset disposition was completed on April 27, 2017.

The foregoing description of the Agreement is a summary only and is qualified in its entirety by the copy of the Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of April 27, 2017, between Gushen Credit Limited and Greenpro Resources Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GUSHEN, INC.
(Name of Registrant)

Date: July 25, 2017

	By:	/s/ Huang Pin Lung
	Title:	Chief Executive Officer,
President, Secretary, Treasurer,
Director (Principal Executive Officer,
Principal Financial Officer, Principal
Accounting Officer)